STRATEGIC SUPPLIER AGREEMENT
                                    BETWEEN
                                 HONEYWELL INC.
                                      AND
                         INTERACTIVE TECHNOLOGIES INC.

                               TABLE OF CONTENTS
                                                                            Page
                                                                            ----
 1. Term of Agreement; Rights of Termination ..............................  1
 2. Agreement Review / Modification .......................................  2
 3. Strategic Agreement Administrators ....................................  2
 4. Product Purchases .....................................................  2
 5. Exclusivity ...........................................................  3
 6. DIY/PC Product ........................................................  3
 7. Unique Parts ..........................................................  4
 8. Raw Material ..........................................................  4
 9. Purchase Orders .......................................................  4
10. Product Pricing .......................................................  4
11. F.O.B., Title, Risk of Loss ...........................................  5
12. Invoicing .............................................................  5
13. Proprietary/Confidential Information ..................................  5
14. Benchmarking ..........................................................  5
15. Product Lead-Time/Product Delivery ....................................  5
16. Product Quality .......................................................  6
17. Continuous Improvement Effort .........................................  6
18. Product Support .......................................................  6
19. Waiver ................................................................  7
20. Notices ...............................................................  7
21. Governing Law and Jurisdiction ........................................  7
22. Indemnification .......................................................  7
23. Patent and Copyright ..................................................  8
24. Warranties ............................................................  8
25. Compliance with Laws ..................................................  9
26. Safety and Health .....................................................  9
27. Force Majeure .........................................................  9
28. Independent Contractor ................................................  9
29. Assignment ............................................................  9
30. Headings .............................................................. 10
31. Publicity ............................................................. 10
32. Entire Agreement ...................................................... 10

                                  ATTACHMENTS

Attachment 1   Schedule
Attachment 2   Product Requirement Specification
Attachment 3A  Purchase Order
Attachment 3B  Purchase Order Terms and Conditions
Attachment 4   Price
Attachment 5   Non-Disclosure Agreement
Attachment 6   Benchmarking Activities (Deleted)
Attachment 7   Lead-Time
Attachment 8A  Honeywell H&BC Quality Audit Requirements
Attachment 8B  Honeywell Corrective Action Request
Attachment 8C  Honeywell's Certification Criteria
Attachment 9   Warranty



                          STRATEGIC SUPPLIER AGREEMENT
                                  NO. FP 1106

                                    BETWEEN
               HONEYWELL INC. AND INTERACTIVE TECHNOLOGIES, INC.

This Agreement by and between Honeywell Inc., a Delaware corporation, acting through and on behalf of its Home and Building Control business ("Honeywell"), located at 1985 Douglas Drive North, Golden Valley, Minnesota 55422-3992 (the "Premises"), and Interactive Technologies, Inc. (ITI), a Minnesota corporation, located at 2266 Second Street North, North Saint Paul, Minnesota 55109, with ITI and/or Honeywell sometimes referred to as "Party" or "Parties". The effective date of this Agreement shall be the last date of execution shown on page 10 of this Agreement.

                                   WITNESSETH

WHEREAS, Honeywell is in the business of designing, developing, manufacturing and marketing a variety of control products; and

WHEREAS, ITI is in the business of designing, developing, manufacturing and marketing wireless security systems; and

WHEREAS, ITI has developed a do-it-yourself wireless security system (the "DIY Product"); and

WHEREAS, Honeywell and ITI have jointly developed an interface between ITI's DIY Product and Honeywell PC software in accordance with specifications supplied by Honeywell resulting in a do-it-yourself wireless security system designed to interface with a PC (the "PC Product") (the DIY Product and the PC Product are sometimes referred to herein, as the Product or Products"); and

WHEREAS, Honeywell and ITI desire to formalize a strategic agreement under which Honeywell shall purchase from ITI, and ITI shall sell to Honeywell, the Products in accordance with the terms of this Agreement (the "Purpose").

NOW, THEREFORE, in consideration of the mutual covenants and promises set forth hereinafter, the Parties agree as follows:

1.   TERM OF AGREEMENT; RIGHTS OF TERMINATION

      A. The term of this Agreement shall commence on the Effective Date and shall continue through 31 December 1998 ("Initial Term"). By mutual written agreement no less than ninety (90) days prior to the expiration of the Initial Term or any subsequent extension or renewal thereof, the Parties shall have the option to extend the term of this Agreement for an additional two (2) year term ("Extension Term").

      B. This Agreement shall immediately terminate upon written notice by either Party, without the necessity of prior notice, in the event of
            (i) voluntary or involuntary bankruptcy or insolvency of the other Party, (ii) Other Party making an assignment for the benefit of creditors, or (iii) a petition having been filed against the other Party under a bankruptcy law, or any other law for relief of debtors, or other law similar in purpose or effect, the effect of which is to cause the other Party to have its business discontinued.

      C. If either ITI or Honeywell should breach any material obligation herein, The party not causing the breach may, at its option, give written notice to the other party specifying the manner in which the party has breached the Agreement. In the event that such breach is not cured within thirty (30) days of receipt of such notice, the party not causing the breach may terminate this Agreement effective upon such thirtieth (30th) day.

      D. Either party may terminate this Agreement on ninety (90) days written notice without having to possess, state or demonstrate cause.

2.   AGREEMENT REVIEW/MODIFICATION

     The Parties shall review this Agreement at the time of renewal, at which time certain provisions of the Agreement may be renegotiated. If such renegotiations result in mutually agreed upon changes, such changes may be incorporated into the Agreement in one or more written amendments, and shall be effective when signed by a duly authorized representative of each Party.

3.   STRATEGIC AGREEMENT ADMINISTRATORS

     Changes to the Agreement shall be coordinated by the then current strategic agreement administrator(s), who shall be named by each Party. If either Party desires to change the strategic administrator, it shall notify the other Party in writing.

4.   PRODUCT PURCHASES

     Subject to the remaining terms and conditions of this Agreement, Honeywell will purchase from ITI, and ITI will sell to Honeywell, Product. Honeywell shall order Products from ITI and attempt to schedule deliveries such that there is a minimum number of shipments per calendar month. The goal will be to try and achieve only one (1) shipment per calendar month. The parties currently anticipate that Honeywell will purchase Products from ITI pursuant to this Agreement with the schedule/volume commitments set forth in Attachment 1 hereto. ITI acknowledges, however, that Honeywell may order additional Product to meet additional customer requirements with volumes that may be two (2) to three (3) times the original forecast. Honeywell and ITI agree to cooperate with respect to scheduling and lead times in an effort to meet such additional customer requirements in a timely manner should they materialize. To facilitate this process, Honeywell (i) shall provide to ITI each month a twelve (12) month rolling forecast of anticipated future requirements for Product, which forecast shall be non-binding except as stated in part (ii) of this sentence; and (ii) agrees that Honeywell shall be bound to purchase the quantities of Product set forth in such twelve (12) month rolling forecast on a three (3) month rolling basis - i.e., Honeywell shall be contractually bound to purchase the quantities set forth for the first three (3) months in the initial twelve (12) month forecast and thereafter Honeywell shall become bound to purchase the quantities set forth for the third (3rd) month set forth in each subsequent monthly twelve (12) month rolling forecast.

     Should Honeywell terminate the Agreement without cause, Honeywell shall (i) be obligated to purchase from ITI the quantity of Product that had become binding in accordance with the first paragraph of this Section 4 at the date of termination; and (ii) reimburse ITI for the value of all previously agreed to safety stock.

5.   EXCLUSIVITY

     Unless Honeywell fails to purchase Products from ITI in quantities equal to, or exceeding, the volume commitments set forth in Attachment 1 hereto, ITI shall not (i) sell the Products or any competing wireless DIY security products to any other party for resale in North America in the in-store/over-the-counter sale and delivery market (the "Subject Retail Market") through December 31, 1998; or (ii) sell the Products to others for resale outside of the Subject Retail Market unless such Products have been modified by (x) the addition of a dialer (or other communication device) to allow such products to be monitored; and (y) changing the plastic for the console and the hand-held keypad such that it will have a different appearance; and (z) removing the Honeywell trademark; and (iii) ITI will not sell for resale to others in any market the PC interface module for the Product or any derivative of the Product without Honeywell's prior written consent. Likewise, Honeywell shall not sell for resale in the Subject Retail Market any competitive wireless DIY security products (specifically Consoles, hand-held keypads, key fobs and similar devices, and sensors with integrated transmitters) other than the Products or other products manufactured by ITI through December 31, 1998. Notwithstanding anything contained herein to the contrary, ITI reserves the right to sell (i) products other than the Products for resale to others in all markets including the Subject Retail Market; and (ii) ITI reserves the right to sell competing DIY Security Products, other than the subject Products, into the Subject Retail Market, subject to Honeywell's right of first refusal to resell such products. Should ITI desire to market competing DIY Security Products into the Subject Retail Market, ITI shall provide Honeywell with a written proposal setting forth product specifications and terms and conditions for sale. Honeywell will then have sixty (60) days after receipt of such proposal to notify ITI in writing whether or not Honeywell will exercise its right of first refusal with respect to the competing DIY Security Product described in ITI's proposal. In no event, however, shall Honeywell's volume commitment exceed the original amounts set forth in Attachment 1. If Honeywell does not give notice of acceptance or rejection of such proposal within the sixty (60) day period described above, then the proposal shall be deemed rejected. In the event Honeywell rejects ITI's proposal, ITI shall have the right to sell the competing DIY Security Product described in its proposal in all markets, including the Subject Retail Market. In addition, as long as Honeywell meets its volume commitments in Attachment 1, ITI will not directly enter the Subject Retail Market.

     Honeywell shall be provided with ninety (90 ) days time to cure from any deviance in schedule/volume commitments set forth in Attachment 1 hereto prior Honeywell losing the exclusivity provided in this Section 5 of the Agreement. Nothing contained in this Section 5 is intended, nor shall it be construed, to eliminate or modify Honeywell's obligation to purchase from ITI the quantity of Product for which Honeywell is bound to purchase from ITI in accordance with the first paragraph of Section 4 of this Agreement.

6.   DIY/PC PRODUCT

     The Products to be delivered under this Agreement shall conform to the Product Requirements Specification ("PRS"), set forth in Attachment 2
     Section 3 hereto. The PRS may be modified from time to time upon mutual agreement between the parties. In addition, Honeywell and ITI agree to work together to combine ITI's wireless transmitters into existing third party hardware as required to meet the needs of the wireless DIY security market. That is, ITI will reasonably cooperate with Honeywell in connection with either wiring ITI transmitters to third party hardware or integrating ITI transmitters to third party hardware, at ITI's option; provided, however, that ITI is first given the right to provide Honeywell with hardware of equivalent functionality and market suitability to the proposed third party hardware and the wireless transmitters are purchased from ITI. All consoles and hand-held keypads, including wire-less keys, for Products purchased by Honeywell under this Agreement shall be private labeled by ITI in accordance with Honeywell's labeling specifications provided in Section 3 of Attachment 2 (the PRS).

7.   UNIQUE PARTS

     This section deleted.

8.   RAW MATERIAL

     Honeywell and ITI agree to share equally cost increases, on an individual item basis, caused by uncontrollable raw material costs, that cannot be passed on to the customer, as long as the cost increases are sufficiently documented and no alternative for cost avoidance can be found.

9.   PURCHASE ORDERS

     Honeywell shall order Product by means of individual Honeywell purchase orders ("Purchase Orders"), substantially in the form attached as Attachment 3A hereto, issued from time to time by Honeywell. In the event of conflict between this Agreement and the Purchase Orders and/or Purchase Order Terms and Conditions set forth in Attachment 3B, the terms and conditions of this Agreement shall govern.

     Without limiting the generality of the foregoing, Honeywell and ITI expressly reject any additional and conflicting terms contained in any future revisions of the Purchase Orders and/or Purchase Order Terms and Conditions set forth in Attachment 3.B. and expressly reject the following portions of the Purchase Order Terms and Conditions set forth in Attachment 3.B.: (i) Paragraph 7 regarding warranties; (ii) Paragraph 10 dealing with subcontractors; and (iii) Paragraph 19 dealing with changes.

10.  PRODUCT PRICING

     The price for Product shall be the price set forth in Attachment 4 hereto. Such prices do not include all applicable taxes and other government charges, including, but not limited to all federal, state and municipal sales, use or excise taxes, and any customs duties.

     Honeywell agrees to split the cost increase of the one-time-programmable ("OTP") microprocessors ($7.00 each) required for the production control panels and voice dialers, due to the delay in software sign-off. Upon software sign-off, the standard microprocessors shall be ordered and installed when available, and the OTPs shall no longer be used.

     Honeywell and ITI agree to review the Products in an effort to evaluate cost reduction opportunities from improved manufacturing processes, value engineering improvements, and pooling common raw material and component requirements/suppliers. Any significant cost reductions generated as a result of the parties' activities in this regard will be evaluated at the time Honeywell and ITI agree to prices for any Extension Term. Notwithstanding anything contained herein to the contrary, (i) prices will not be reduced for any cost reductions resulting from any cost reduction efforts already in process at ITI; and (ii) any reductions in the prices listed in Attachment 4 hereto shall be subject to the written mutual agreement of both Honeywell and ITI.

11.  F.O.B., TITLE, RISK OF LOSS

     The F.O.B. point shall be ITI's dock (F.O.B. Origin).

12.  INVOICING

     After each shipment of Product, ITI shall send a separate invoice, including item numbers, in duplicate, accompanied (if applicable) by a bill of lading or express receipt. Payment of invoice by Honeywell shall not constitute acceptance of Product and shall be subject to appropriate adjustment for ITI's failure to meet the Product requirements set forth on the face of the Purchase Order. Payment terms shall be Net (30) days.

13.  PROPRIETARY/CONFIDENTIAL INFORMATION

     Attached hereto and made part hereof is the Non-disclosure Agreement between Honeywell and ITI (Attachment 5).

14.  BENCHMARKING

     This section deleted.

15.  PRODUCT LEAD-TIME/PRODUCT DELIVERY

     A. The time period between Honeywell notification to ITI of Product requirements and the date Product is available for shipment ("Lead-Time") is further described in Attachment 7 hereto. ITI shall not increase Lead-Time for any Product purchased by Honeywell pursuant to this Agreement without Honeywell's written consent.

     B. All Purchase Orders shall contain a required delivery date for Product at Honeywell's dock. Product shipments will be accepted up to five (5) days prior to the required delivery date. If the delivery date is not stated, ITI shall offer its best delivery date, which shall be subject to written acceptance by Honeywell.

     C. Honeywell may modify or cancel a Purchase Order for Product pursuant to this Agreement if ITI cannot meet Product Lead-Time requirements as further described in Attachment 7 hereto. The Parties may mutually change projected delivery dates of Product, provided however, that ITI, in no event, shall charge Honeywell any amounts as a result of reasonable modification of Product delivery schedules.

          Nothing contained in this Section 15 shall change Honeywell's obligation to purchase the quantities of Product that had become binding in accordance with the first paragraph of Section 4 of this Agreement.

16.  PRODUCT QUALITY

     A. The Parties shall establish a joint team ("Product Quality Team") to develop a quality improvement plan that meets the Honeywell H&BC quality audit requirements as further described in Attachment 8A hereto. The Product Quality Team's goal is to establish ITI as a certified supplier within twelve (12) months of the Effective Date. ITI shall provide Honeywell with plans for continuous quality improvement on an annual basis.

     B. On a quarterly basis, Honeywell shall provide ITI with a high volume parts report which will show the in warranty return ("IWR") defects in parts per million ("PPM"). ITI shall investigate the cause of such production defects and shall report to Honeywell within thirty (30) days pursuant to procedures set forth in Attachment 8B hereto.

     C. Honeywell shall periodically audit ITI's manufacturing processes and quality systems to ensure conformance to Honeywell's certification criteria as further described in Attachment 8C hereto.

     D. ITI shall submit to Honeywell within thirty (30) days after receipt of Nonconforming Product an action plan which outlines corrective measures ITI shall implement to eliminate Nonconforming Product.

17.  CONTINUOUS IMPROVEMENT EFFORT

     A. The Parties shall jointly establish a team ("Systems Team") to develop and implement a systems integration plan, designed to integrate electronic data interchange, bar coding, electronic scheduling, invoicing, funds transfer and computer aided design between the Parties. The Systems Team shall document and publish a quarterly action plan, which delineates responsibilities between the Parties and sets forth time lines for systems integration for the subsequent twelve (12) month period. The actions listed in this Section 17 shall take place after both parties have deemed the program to be successful.

18.  PRODUCT SUPPORT

     ITI agrees to train select Honeywell personnel on the DIY/PC product to the extent that they can provide direct customer support to retail customers. Honeywell anticipates that three (3) two to three day training sessions will be required during the first year. Training shall be held at Honeywell's facility TBD in Minneapolis, MN. Training sessions shall be limited to no more than twelve people per session. In addition, ITI will provide the following for a period of one year: (i) one person on-site at Honeywell's Customer Assistance Center in Minneapolis, MN during normal business hours CST; (ii) ITI will provide customer support to trained Honeywell customer support personnel on a 24 hour basis either on-site as in (i) or through ITI's Customer Assistance Center.

19.  WAIVER

     Any failure of either Party to enforce this Agreement as to any breach hereof by the other Party shall not be deemed to be a waiver of the rights of such Party as to such breach or any separate or subsequent breach.

20.  NOTICES

     All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given
     (i) on the date of service if served personally on the party to whom notice is to be given, (ii) on the day of transmission if sent via facsimile transmission to the facsimile number given below, and telephonic confirmation of receipt is obtained promptly after completion of transmission, (iii) on the day after delivery to Federal Express or similar overnight courier or the Express Mail service maintained by the United States Postal Service, or (iv) on the fifth (5th) day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid and properly addressed, to the Party as follows:

     If to Honeywell:                   Honeywell Consumer Products
                                        250 Turnpike Road
                                        Southborough, MA 01772
                                        Attn: David Peirano
                                        Facsimile: (508)-229-7800


     Copy to:                           Honeywell Consumer Products
                                        250 Turnpike Road
                                        Southborough, MA 01772
                                        Attn: Office of General Counsel
                                        Facsimile: (508) 480-9947


     If to ITI                          Interactive Technologies Inc.
                                        2266 Second Street North
                                        North St. Paul, MN 55109
                                        Attn: Chuck Briskey
                                        Facsimile: (612) 779-4802


     Copy to:                           Interactive Technologies Inc.
                                        2266 Second Street North
                                        North St. Paul, MN 55109
                                        Attn: Charles Durant
                                        Facsimile: (612) 779-4802

21.  GOVERNING LAW AND JURISDICTION

     This Agreement shall be governed by and interpreted in accordance with the laws of the State of Minnesota, without regard to conflict of laws provisions, and the parties hereby submit to the sole and personal jurisdiction of the federal district courts of the State of Minnesota.

22.  INDEMNIFICATION

     A. Honeywell shall hold harmless and indemnify ITI from and against any and all injuries, damages, fines, costs, and expenses (including but not limited to, reasonable attorneys' fees) caused by or resulting from (i) the negligence of Honeywell, its representatives, officers, directors, agents and employees, in the performance of its duties pursuant to this Agreement; or (ii) caused by, or resulting from, any breach by Honeywell of any of the terms and conditions hereto; or
          (iii) caused by, or resulting from, any packaging, product literature, advertisements, sales aids or other promotional materials produced by Honeywell.

     B. ITI shall hold harmless and indemnify Honeywell from and against any and all injuries, damages, fines, costs, and expenses (including, but not limited to, reasonable attorneys' fees) caused by, or resulting from, any defects in design or manufacture of the Products, the negligence of ITI, its representatives, officers, directors, agents and employees, in the performance of its duties pursuant to this Agreement; or (ii) caused by, or resulting from, any breach by ITI of any of the terms and conditions hereto; or (iii) caused by, or resulting from, any packaging, product literature, or other materials produced by ITI.

     C. Nothing in this Agreement is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than Honeywell, ITI and their respective successors and permitted assigns. Nothing in this Agreement is intended to relieve or discharge the obligations or liabilities of any third persons to Honeywell or ITI.

23.  PATENT AND COPYRIGHT

     ITI shall defend, at its own expense, any suit or claim that may be instituted against Honeywell or any customer of Honeywell for alleged infringement of patents, copyrights or mask work rights relating to the maintenance, sale, or use of Product pursuant to this Agreement, except for any such infringement resulting from ITI's compliance with detailed designs provided by Honeywell. ITI shall indemnify Honeywell and its customers for all costs and damages arising out of such alleged infringement.

     Honeywell acknowledges and agrees that ITI represents that it is the sole owner of any patents, copyrights, trademarks, trade secrets or other intellectual property rights relating to the Products and that Honeywell will make no claim of ownership to such intellectual property, except for Honeywell's trademarks, trade names and service marks, intellectual property relating to Honeywell's PC software, and the jointly developed interface between ITI's DIY Product and Honeywell's PC software.

24.  WARRANTIES

     ITI's extends to Honeywell the warranty set forth in Attachment 9 hereto.

     In addition to any other rights Honeywell may have, if the Product (Product kits only) is found not to be as warranted within a period of one (1) year after acceptance by Honeywell, Honeywell may return such Product to ITI, at ITI's expense, for repair, replacement, or credit, as Honeywell may direct, however, no credit will be issued on in-warranty product (and any repairs or replacements will be at Honeywell's expense) until such time as warranty claims by Honeywell exceed the 2.5% warranty reserve built in to the pricing structure. Prior to exceeding the 2.5% warranty reserve, ITI will charge $TBD to "make new" any returned control panels. Subsequent to exceeding the 2.5% warranty reserve, ITI will replace or repair, at its option, in-warranty control panels at no additional cost to Honeywell. ITI will charge Honeywell $TBD, however, should Honeywell direct that such product be "made new". The definition of ("make new") shall mean that the Product shall be functionally and cosmetically equivalent to a new Product furnished by ITI. Any product corrected or furnished in replacement shall, from the date of delivery of such corrected or replacement Product, be subject to the provisions of this Section 24 for the same period and to the same extend as the Product initially furnished pursuant to this Agreement. In addition, Honeywell shall be responsible for the repackaging of all returned Product. In no event shall any in-warranty peripherals be returned to ITI, except for evaluation. The process(s) for handling all returns shall be developed jointly and mutually agreed to between the parties.

25.  COMPLIANCE WITH LAWS

     ITI agrees that in the performance of the services provided hereunder, it will comply with all applicable laws, rules, and regulations of governmental authority in connection therewith.

26.  SAFETY AND HEALTH

     ITI shall comply with all safety and environmental practices required by law, those customarily followed for the type of services to be provided by ITI hereunder.

27.  FORCE MAJEURE

     No liability shall result to either party from any delay in performance or non-performance hereunder (except nonpayment) caused by circumstances beyond the reasonable control of the party who has delayed performance or not performed, including, but not limited to, fire, explosion, acts of God, riots, strikes, labor disputes, or compliance with any law, order, or regulation of any governmental authority. The non-performing party shall be diligent in attempting to remove any such cause and shall promptly notify the other party of its onset, extent and probable duration.

     If the non-performing party who has delayed performance or not performed on account of circumstances beyond its reasonable control is unable to remove such causes within thirty (30) days, the other party shall have the right to terminate this Agreement.

28.  INDEPENDENT CONTRACTOR

     ITI is and shall at all times be an independent contractor hereunder and not an agent of Honeywell. Neither anything contained in this Agreement nor any actions taken by, or arrangements entered into between, the Parties of this Agreement in accordance with the provisions hereof shall be construed as, or deemed to create, a partnership, joint venture or similar legal relationship. ITI shall have no authority to contractually or otherwise commit Honeywell to any obligations whatsoever to third parties.

29.  ASSIGNMENT

     The rights and obligations covered herein are personal to each party hereto, and for this reason this Agreement shall not be assignable by either party in whole or in part; however ITI has the right to subcontract work in the performance of its obligations hereunder.

30.  HEADINGS

     All headings of the clauses of this Agreement are inserted for convenience only and shall not affect any construction or interpretations of this Agreement.

31.  PUBLICITY

     Neither party shall make a press release or other public announcement concerning this Agreement or any part thereof, nor the fact that it exists without the prior written consent of the other party which consent shall not be unreasonably withheld.

32.  ENTIRE AGREEMENT

     This Agreement and the Attachments referenced herein constitute the complete agreement of the Parties relating to the matters specified in this Agreement and supersede all prior representations or agreements, whether oral or written, with respect to such matters. No oral modification or waiver of any provision of this Agreement shall be binding on either Party. This Agreement is for the benefit of, and shall be binding upon and inure to, the Parties and their respective successors and assigns.



HONEYWELL INC.                          INTERACTIVE TECHNOLOGIES, INC.

By /s/ Rod Jane                         By /s/ Charles E. Briskey
   ----------------------------------      -----------------------------------


Name    Rod Jane                        Name    Charles E. Briskey
      -------------------------------         --------------------------------
Title   Executive Vice President        Title   Senior Vice President
      -------------------------------         --------------------------------
Date    11/18/96                        Date    11/20/96
      -------------------------------         --------------------------------